Exhibit 99.1

SEE to Acquire Liquibox

Accelerates growth of Cryovac Fluids & Liquids Business

•	Combination of Cryovac and Liquibox to accelerate the growth of sustainable packaging solutions for the $3 Trillion Fluids & Liquids industry

•	Highly strategic transaction powers SEE’s vision to become a world-class, digitally-driven company automating sustainable packaging solutions

•	Liquibox is a global leader in Bag-in-Box solutions and engineered fitments and dispensers

•	Liquibox estimated full year 2022 revenue and Adj. EBITDA of $362M and $85M, respectively

•	Anticipated cost synergies of $30M annually to be implemented before the end of year three (3) post-closing

•

Liquibox expected to grow at 6-8% CAGR, and once combined with Cryovac Fluids & Liquids business, to grow at double digit rates benefiting from the complementary solutions portfolio, technologies and operations

•	Combination unites two aligned, high-performance growth and innovation cultures

•	Purchase price of $1.15 Billion on a cash-free debt-free basis represents an estimated EV/Adj. EBITDA multiple of 13.5x and a multiple of 10x after factoring in only cost synergies

•	Transaction accretive to Adj. Earnings per Share (exclusive of purchase accounting) by the second quarter after close

•	Post-transaction net-debt leverage of approximately 3.5x Adj. EBITDA expected to be rapidly reduced within 12 to 18 months through strong pro-forma free cash flow generation

SEE | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208

CHARLOTTE, N.C., November 1, 2022 – SEE (NYSE: SEE) today announced that it has signed a definitive agreement to acquire Liquibox, a pioneer, innovator and manufacturer of Bag-in-Box sustainable Fluids & Liquids packaging and dispensing solutions for fresh food, beverage, consumer goods and industrial end-markets.

This acquisition is highly complementary to Cryovac Fluids & Liquids business, the fastest growing area for SEE. Fluids & Liquids flexible packaging solutions are a $7 Billion addressable potential revenue opportunity with an attractive projected annual growth rate of approximately 6%.

“This is an exciting day for SEE. Liquibox is a highly strategic acquisition to fuel growth and earnings power in our SEE Operating Engine.” Said Ted Doheny, SEE President and CEO. “We look forward to welcoming Liquibox’s talented team. Both of our cultures strive for world-class performance and place strong emphasis on talent, sustainability, innovation and operational excellence.”

Founded in 1961, Liquibox is headquartered in Richmond, Va., employs more than 1,300 people and operates across 18 locations globally. The company estimates 2022 full year revenue of $362M. Its Bag-in-Box business is comprised of fountain beverage syrup, milkshake mix, dairy, coffee, water, wine, liquid foods and industrial applications. The company recently launched the award-winning Bag-in-Box Liquipure® that is recycle-ready and aims to replace metallic laminated bags, and Liquibox Orbiter®, a fully automatic, six-head rotary filler that increases productivity for high volume operations.

“We look forward to partnering closely with the team at SEE. This will be a new chapter for Liquibox – a chance to accelerate innovation and bring sustainable packaging solutions to more customers and geographies,” said Ken Swanson Liquibox President and Chief Executive Officer.

“This move broadens the breadth of Cryovac solutions, making our portfolio stronger and more resilient as SEE navigates recessionary environments,” continued Doheny. “We will generate strong synergies and accelerate innovation by combining Cryovac’s barrier bags and films and technology for fresh foods with Liquibox Bag-in-Box dispensing capabilities, unleashing significant value creation to our customers and shareholders.”

Strategic Rationale

Broadens Cryovac Food Packaging Leadership with Highly Complementary Solutions

Bag-in-Box is the most efficient and sustainable way to package and dispense fluids & liquids. This packaging format is increasing penetration even in mature industries for its sustainability profile and shelf-life benefits. Tailwinds from sustainability and e-commerce secular shifts are accelerating the conversion from rigid containers to flexibles. In past economic downturns, the category has been more resilient than others, outperforming GDP. Liquibox has an established position in solutions for wine, dairy, coffee and other beverages. SEE plans to complement its core competencies in barrier bag manufacturing, film extrusion, automation and digital technology together with Liquibox Bag-in-Box and fitments to drive accelerated combined growth.

Attractive Growth Profile, Drives Cost Synergies

Liquibox has a strong financial profile and track record of growth and expects 2022 full year revenue and Adj. EBITDA of $362M and $85M respectively. SEE Operational Excellence in its integrated value chain for flexible packaging materials will provide significant productivity and efficiencies to achieve $30M in annualized estimated cost synergy savings by the end of year three (3). This transaction is a new opportunity to leverage SEE’s proprietary M&A playbook to drive acquisitions to successful outcomes, as demonstrated with the recent case of Automated Packaging Systems.

SEE | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208

Drives Rapid Geographic Expansion, Automation, and Innovation

Liquibox will benefit from SEE’s geographical reach to drive synergistic growth opportunities. Liquibox filler equipment technology provides an attractive source of growth for SEE AutomationTM. E-commerce ready solutions for fluids & liquids will benefit from SEE’s integrated approach to digital and the advancement of prismiq™ digital packaging and printing solutions.

Liquibox’s newest innovation, Liquipure® is growing at attractive rates. In 2021, Liquibox launched VINIflow® Bag-in-Box dispensing tap with 26% less plastic to meet sustainability goals and keep products fresh longer. Liquibox solutions and patented technologies are aligned with SEE’s net positive circular ecosystem strategy.

Increases Exposure to Quick Service Restaurants and Other Attractive End Markets

With the acquisition, SEE plans to increase penetration in Food Service and Quick Service Restaurants, where the combined solutions offering will include:

•	Cryovac AutopouchTM vertical form fill seal and Flex PrepTM automation solutions for back-of-house productivity on condiment and sauces

•	Liquibox Bag-in-Box solutions for soda fountains, dairy, urn liners, and to-go liquid box packaging.

Transaction Details, Financing and Approvals

Purchase price of $1.15B on a cash-free debt-free basis represents an estimated EV/Adj. EBITDA multiple of 13.5x and a multiple of 10x after factoring in only cost synergies. SEE Adj. EPS, exclusive of purchase accounting, will be accretive immediately after close.

SEE has secured $1.0B of committed debt financing with the balance of the consideration to be paid with cash on hand. As of September 30, 2022, SEE had $1.4B of liquidity consisting of $1.1B available under our committed credit facilities and $249M in cash.

Post-transaction expected net-debt leverage of approximately 3.5x Adj. EBITDA expected to be significantly reduced within 12 to 18 months, benefiting from strong pro-forma free cash flow generation. SEE anticipates corporate family ratings to remain unchanged by Moody’s and S&P.

Subject to the receipt of applicable regulatory approvals and other customary closing conditions, the transaction is currently expected to be completed in the first quarter of 2023,. The Company plans to provide its 2023 full year outlook on February 16, 2023, inclusive of the acquisition of Liquibox, subject to the closing.

Advisors

Goldman Sachs & Co. LLC is serving as sole financial advisor and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to SEE. KPMG advised on Financial, Tax, HR, and IT due diligence.

Investor Conference Call

SEE will extend the earnings conference call on Tuesday, November 1, 2022 to discuss this transaction. The conference will be webcast live. Interested parties can view the events on Sealed Air’s Investors homepage at www.sealedair.com/investors.

SEE | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208

###

About SEE

Sealed Air (NYSE: SEE) is in business to protect, solve critical packaging challenges, and make our world better than we find it. Our automated packaging solutions promote a safer, more resilient, and less wasteful global food supply chain, enable e-commerce, and protect goods transported worldwide.

Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, SEE Automation™ solutions and prismiq™ smart packaging and digital printing.

SEE’s Operating Model, together with our industry-leading expertise in materials, engineering and technology, create value through more sustainable, automated, and digitally connected packaging solutions.

We are leading the packaging industry in creating a more environmentally, socially, and economically sustainable future and have pledged to design or advance 100% of our packaging materials to be recyclable or reusable by 2025, with a bolder goal to reach net-zero carbon emissions in our global operations by 2040. Our Global Impact Report highlights how we are shaping the future of the packaging industry. We are committed to a diverse workforce and caring, inclusive culture through our 2025 Diversity, Equity and Inclusion pledge.

SEE generated $5.5 billion in sales in 2021 and has approximately 16,500 employees who serve customers in 114 countries/territories. To learn more, visit sealedair.com.

Website Information

We routinely post important information for investors on our website, sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability,

SEE | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208

competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019, negative impacts related to the ongoing conflicts between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our most recent Annual Report on Form 10-K), regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-U.S. GAAP Information

Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort. We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain special items, including restructuring charges, adjustments in the valuation of our “SEE Ventures” portfolio (which may include debt, equity method, or equity investments), gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Company Contacts

Investors

Brian Sullivan

Brian.c.sullivan@sealedair.com

704.503.8841

Media

Christina Griffin

Christina.griffin@sealedair.com

704.430.5742

SEE | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208